Exhibit 99.1

PARTY CITY REPORTS THIRD QUARTER 2021 RESULTS; TOTAL REVENUE FOR FISCAL OCTOBER 2021

AND PROVIDES FOURTH QUARTER 2021 BUSINESS OUTLOOK

Total Net Sales of $510.2 million; Comparable Sales increased 7.5% versus prior year and 14.2% versus Q3

2019 driven by strength in core categories

GAAP Net Loss of $2.8 million; Adjusted EBITDA of $42.9 million

Strong October Performance across Core and Halloween

ELMSFORD, N.Y.- November 9, 2021 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended September 30, 2021.

Brad Weston, Chief Executive Officer of Party City, stated, “We are very pleased with our third quarter results that came in at the high end of our expectations. Our performance was again broad based as we continue to be celebration obsessed and take concrete steps to increase relevancy with our customers to ensure we are top of mind when it comes to anything celebratory. To that end, this strong performance continued into October fueled by ongoing strength in our core categories. We are thrilled with our Halloween results driven by the team’s excellent execution of our improved Halloween go-to market strategy across all four channels of our business including Party City, Party City.com, Halloween City and Wholesale.”

Mr. Weston added, “As we look to the final quarter of the year, we feel good about our positioning for the holiday season. We will continue to update and improve our product assortments and inventory position, as we expand our relevancy and elevate our customer experience. Given the still dynamic operating environment, we will remain flexible and agile, with our learnings from this year giving us increased confidence in our inflation mitigation strategies and the trajectory of our business.”

Third Quarter Summary:

•
Total net sales were $510.2 million, a decrease of 4.4% compared to the third quarter 2020 primarily driven by the divestiture of a significant portion of our international operations in the first quarter of 2021, partially offset by strong retail sales growth.
•
Total retail sales increased 8.9% versus third quarter 2020 driven by a strong comparable sales increase in our core everyday categories.
•
The total number of corporate Party City stores was 754 as of September 30, 2021 compared to 739 in the prior year period.
•
Brand comparable sales increased 7.5% in the third quarter versus the 13 weeks ended October 3, 2020 and increased 14.2% compared to the 13 weeks ended October 5, 2019.
•
Net third-party wholesale sales decreased 33.6% compared to the third quarter of 2020 principally due to the divestiture of a significant portion of our international operations in the first quarter of 2021. Excluding international operations, net third-party wholesale sales increased 7.8%, driven by strong performance at our Anagram balloon division.
•
Total gross profit margin increased 270 basis points to 36.0% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin improved approximately 175 basis points to 36.3% of net sales driven primarily by the divestiture of international operations and leverage on retail occupancy costs.
•
Operating expenses totaled $163.6 million or $41.4 million lower than the third quarter of 2020 primarily due to impairment of certain indefinite-lived intangible assets recorded in the third quarter of 2020. Excluding certain items not indicative of core operating performance, operating expenses totaled $157.6 million, or 30.9% of net sales, a 230-basis point increase versus prior-year period primarily driven by the divestiture of a significant portion of our international operations.
•
Interest expense was $23.9 million during the third quarter of 2021, compared to $13.4 million during the third quarter of 2020. The increase primarily reflects higher cost debt from the debt refinancing in the first quarter of 2021 and the forgiveness of interest as part of the debt refinancing in the third quarter of 2020.
•
Reported GAAP net loss was $2.8 million, or loss of $0.02 per diluted share.
•
Adjusted net income was $2.9 million, or earnings of $0.02 per diluted share, compared to adjusted net income of $11.0 million, or income of $0.10 per share, in the third quarter of 2020. (See “Non-GAAP Information”)
•
Adjusted EBITDA was $42.9 million, versus $49.2 million during the third quarter of 2020. (See “Non-GAAP Information”).

Fiscal October 2021 Update:

For fiscal October 2021 (for the Company’s retail segment, fiscal October 2021 consisted of the five-week period ended November 6, 2021), the Company reported total revenue of $415.5 million, or 13.9% above the same period of last year. Total Retail revenue increased approximately 19.8%. Brand comparable sales increased 16.0% versus prior year driven by continued strength in core categories and higher Halloween sales. During the month of October 2021, the Company operated 754 total Party City locations vs 739 in the prior year period, and 90 temporary Halloween City stores, compared to 25 in 2020.

Balance Sheet and Cash Flow Highlights:

As of the end of the third quarter 2021, the Company had $60.7 million in cash and approximately $280.3 million of availability under the ABL Facility and approximately $14.6 million of availability under the Anagram ABL Facility, for total liquidity of $355.6 million.

The carrying value of the Company's debt as of September 30, 2021 was $1,539.3 million. The principal balance of debt net of cash on September 30, 2021 was $1,374.5 million versus $1,333.7 million in the prior-year period. The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table reflects both principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
		September 30, 2021		September 30, 2021
(in Thousands)	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
8.75% Senior Secured First Lien Notes – due 2026	$750,000	$732,124	-	$732,124
6.125% Senior Notes – due 2023	22,924	22,820	-	22,820
6.625% Senior Notes – due 2026	92,254	91,555	-	91,555
First Lien Party City Notes – due 2025	161,669	198,076	-	198,076
First Lien Anagram Notes – due 2025	115,804	-	149,676	149,676
Second Lien Anagram Notes – due 2026	89,155	-	144,665	144,665
Finance lease obligations	13,267	13,267	-	13,267
Total long-term obligations	1,245,073	1,057,842	294,341	1,352,183
Less: current portion	N/A	(1,297)	-	(1,297)
Long-term obligations, excluding current portion	1,245,073	1,056,545	294,341	1,350,886
Loans and notes payable*	190,150	187,084	-	187,084
Less: Cash	(60,740)	(33,050)	(27,691)	(60,741)
Principal balance net of cash	$1,374,483	$1,210,579	$266,650	$1,477,229

*Balance consists of ABL Facility.

Net cash used in operating activities in the first nine months of 2021 was $73.6 million, compared to net cash used in operating activities of $56.8 million in the prior year period. The increase in cash used is primarily attributable to an increase in seasonal inventory and the related freight, as well as the repayment of rents deferred from 2020. Free cash flowa in the first nine months of 2021 was $111.9 million compared to $(13.8) million in the prior year period, with the improvement driven by higher Adjusted EBITDA due to improved operating results, partially offset by higher capital expenditures.

aFree cash flow defined as Adjusted EBITDA less capital expenditures (See “Non-GAAP Financial Information”).

Outlook:

The Company is providing the following fiscal fourth quarter 2021 outlook*. This outlook is subject to potential consumer and marketplace volatility due to the COVID-19 pandemic:

•
Total revenue of $685 to $700 million
•
Brand comparable sales percentage increase of high-teens compared to fourth quarter 2020 and low-teens versus fourth quarter 2019
•
GAAP net income of $39 million to $47 million with an assumed Q4 tax rate of 26%
•
Adjusted EBITDA of $100 to $110 million

*As previously disclosed, in the fourth quarter of 2020, the 53rd week contributed $40 million in revenue and approximately $12 million in Adjusted EBITDA.

The table below sets forth a reconciliation from our fourth quarter 2021 forecasted GAAP Net Income to our Adjusted EBITDA.

	Q4 2021
(in thousands)	High	Low
Net Income	$46,700	$38,700
Provision for Income Taxes	16,400	13,600
Interest Expense	23,800	24,200
Depreciation and Amortization Expense	16,800	17,200
EBITDA	$103,700	$93,700
EBITDA Add-Backs	6,300	6,300
Adjusted EBITDA	$110,000	$100,000

Conference Call Information

A conference call to discuss the third quarter 2021 financial results is scheduled for today, November 9, 2021, at 8:30 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-757-5731 (U.S. domestic) or 412-542-4126 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. We also utilized operating expense excluding certain items not indicative of core operating performance. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide debt principal net of cash, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We also define free cash flow as Adjusted EBITDA less capital expenditures. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding revenues, brand comparable sales, net income, Adjusted EBITDA, Adjusted Net Income, interest expense and capital expenditures. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of COVID-19 on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is a leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	September 30, 2021	December 31, 2020	September 30, 2020
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,740	$119,532	$170,562
Accounts receivable, net	100,946	90,879	149,825
Inventories, net	520,046	412,285	630,357
Prepaid expenses and other current assets	85,004	45,905	112,038
Income tax receivable	56,361	57,549	—
Assets held for sale, net	—	83,110	—
Total current assets	823,097	809,260	1,062,782
Property, plant and equipment, net	213,959	209,412	206,447
Operating lease asset	700,668	700,087	741,524
Goodwill	662,163	661,251	669,564
Trade names	383,733	384,428	383,666
Other intangible assets, net	25,821	32,134	34,505
Other assets, net	27,385	9,883	9,521
Total assets	$2,836,826	$2,806,455	$3,108,009
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$187,084	$175,707	$303,894
Accounts payable	167,445	118,928	179,938
Accrued expenses	178,155	160,605	202,636
Liabilities held for sale	—	68,492	—
Current portion of operating lease liability	131,653	176,045	194,476
Income taxes payable	—	524	—
Current portion of long-term obligations	1,297	13,576	14,342
Total current liabilities	665,634	713,877	895,286
Long-term obligations, excluding current portion	1,350,886	1,329,808	1,334,338
Long-term portion of operating lease liability	639,560	654,729	677,183
Deferred income tax liabilities, net	43,537	34,705	49,508
Other long-term liabilities	34,718	22,815	15,559
Total liabilities	2,734,335	2,755,934	2,971,874
Commitments and contingencies
Stockholders’ equity:
Common stock (112,194,330, 110,781,613 and 110,573,555 shares outstanding and 123,816,514, 122,061,711 and 121,848,074 shares issued at September 30, 2021, December 31, 2020, and September 30, 2020, respectively)	1,384	1,373	1,371
Additional paid-in capital	980,399	971,972	970,145
Accumulated deficit	(552,445)	(565,457)	(469,040)
Accumulated other comprehensive income (loss)	3,128	(29,916)	(38,907)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	432,466	377,972	463,569
Less: Common stock held in treasury, at cost (11,622,184, 11,280,098 and 11,274,519 shares at September 30, 2021, December 31, 2020, and June 30, 2020, respectively)	(329,975)	(327,182)	(327,170)
Total Party City Holdco Inc. stockholders’ equity	102,491	50,790	136,399
Noncontrolling interests	—	(269)	(264)
Total stockholders’ equity	102,491	50,521	136,135
Total liabilities and stockholders’ equity	$2,836,826	$2,806,455	$3,108,009

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales*	$510,199	$533,775	$1,472,752	$1,202,509
Cost of sales	326,501	355,923	919,596	890,587
Gross profit	183,698	177,852	553,156	311,922
Wholesale selling expenses	7,503	11,950	23,977	37,115
Retail operating expenses	105,206	97,100	291,281	250,502
General and administrative expenses	45,495	44,986	137,328	174,275
Art and development costs	5,440	4,257	15,415	13,095
Store impairment and restructuring charges	—	1,926	—	20,818
Loss on disposal of assets in international operations	—	—	3,211	—
Goodwill, intangibles and long-lived assets impairment	—	44,732	—	581,380
Income (loss) from operations	20,054	(27,099)	81,944	(765,263)
Interest expense, net	23,899	13,422	64,229	63,954
Other (income) expense, net	(1,444)	(2,873)	(2,317)	4,287
(Gain) on debt refinancing	—	(273,149)	—	(273,149)
(Loss) income before income taxes	(2,401)	235,501	20,032	(560,355)
Income tax (benefit) expense	388	(4,164)	7,128	(128,293)
Net (loss) income	(2,789)	239,665	12,904	(432,062)
Less: Net (loss) attributable to noncontrolling interests	—	(42)	(54)	(241)
Net (loss) income attributable to common shareholders of Party City Holdco Inc.	$(2,789)	$239,707	$12,958	$(431,821)
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc.–Basic	$(0.02)	$2.25	$0.12	$(4.41)
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$(0.02)	$2.24	$0.11	$(4.41)
Weighted-average number of common shares-Basic	112,037,224	106,709,307	111,431,623	97,872,174
Weighted-average number of common shares-Diluted	112,037,224	106,875,631	115,822,121	97,872,174
Dividends declared per share	$—	$—	$—	$—
Comprehensive (loss) income	$(5,753)	$244,607	$45,989	$(435,235)
Less: Comprehensive (loss) attributable to noncontrolling interests	(24)	(42)	(54)	(241)
Comprehensive (loss) income attributable to common shareholders of Party City Holdco Inc.	$(5,729)	$244,649	$46,043	$(434,994)

*Includes royalties and franchise fees. Prior year amounts conformed to current year presentation

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows (used in) operating activities:
Net income (loss)	$12,904	$(432,062)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation and amortization expense	50,293	57,796
Amortization of deferred financing costs and original issuance discounts	3,257	3,276
Provision for doubtful accounts	1,610	5,746
Deferred income tax expense (benefit)	9,116	(76,833)
Change in operating lease liability/asset	(58,875)	32,121
Undistributed (income) loss in equity method investments	(820)	356
Loss on disposal of assets	2,796	83
Loss on disposal of assets in international operations	3,211	—
Non-cash adjustment for store impairment and restructuring charges	—	16,595
Goodwill, intangibles and long-lived assets impairment	—	581,380
Non-employee equity-based compensation**	—	1,033
Stock option expense – time – based	310	671
Stock option expense – performance – based	—	7,847
Restricted stock unit expense – time-based	1,643	1,568
Restricted stock unit – performance-based	2,706	510
Directors – non-cash compensation	171	75
Gain on debt refinancing	(1,105)	(273,149)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(17,339)	(8,562)
(Increase) decrease in inventories	(109,227)	27,959
(Increase) in prepaid expenses and other current assets	(49,570)	(64,715)
Increase in accounts payable, accrued expenses and income taxes payable	75,368	61,478
Net cash (used in) operating activities	(73,551)	(56,827)
Cash flows (used in) investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(4,405)	(362)
Capital expenditures	(49,211)	(32,095)
Proceeds from disposal of property and equipment	3	82
Proceeds from sale of international operations, net of cash disposed	20,556	—
Net cash (used in) investing activities	(33,057)	(32,375)
Cash flows provided by financing activities:
Repayment of loans, notes payable and long-term obligations	(844,952)	(122,373)
Proceeds from loans, notes payable and long-term obligations	882,500	369,785
Treasury stock purchases	(2,793)	(85)
Exercise of stock options	3,621	—
Debt issuance costs	(21,437)	(19,955)
Net cash provided by financing activities	16,939	227,372
Effect of exchange rate changes on cash and cash equivalents	100	(2,659)
Net (decrease) increase in cash and cash equivalents and restricted cash	(89,569)	135,511
Change in cash classified within current assets held for sale	31,628	—
Cash and cash equivalents and restricted cash at beginning of period	119,681	35,176
Cash and cash equivalents and restricted cash at end of period*	$61,740	$170,687
Supplemental disclosure of cash flow information:
Cash paid during the period for interest expense	$56,748	$55,999
Cash paid during the period for income taxes, net of refunds	$5,303	$24,421

*Includes $1,000 and $125 of restricted cash for the nine months ended September 30, 2021 and 2020. The Company recorded restricted cash in other assets, net as presented in the consolidated balance sheet at September 30, 2021 and in prepaid expenses and other current assets as presented in the consolidated balance sheets at December 31, 2020 and September 30, 2020.

** See Note 17 – Kazzam, LLC of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the September 30, 2021 Quarterly Report on Form 10-Q 2021.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
(Dollars in thousands)
Net (loss) income	$(2,789)	$239,665	$12,904	$(432,062)
Interest expense, net	23,899	13,422	64,229	63,954
Income tax expense (benefit)	388	(4,164)	7,128	(128,293)
Depreciation and amortization	15,433	17,278	50,293	57,796
EBITDA	36,931	266,201	134,554	(438,605)
Store impairment and restructuring charges (a)	—	6,763	—	36,285
Inventory restructuring and early lease terminations (j)	520	—	7,157	—
Other restructuring, retention and severance (b)	—	2,957	2,082	11,701
Goodwill, intangibles and long-lived assets impairment (c)	—	44,732	—	581,380
Deferred rent (d)	904	254	2,032	(2,618)
Closed store expense (e)	603	1,247	3,739	2,882
Foreign currency losses/(gains), net	343	(3,312)	(968)	955
Stock option expense – time-based	93	111	310	671
Stock option expense – performance – based	—	—	—	7,847
Restricted stock unit and restricted cash awards expense – performance-based	923	510	2,901	510
Restricted stock units – time-based	876	429	1,643	1,568
Non-employee equity-based compensation (f)	—	—	—	1,033
Undistributed loss (income) in equity method investments	(609)	(59)	(820)	356
Corporate development expenses (g)	5	581	5	6,193
Non-recurring legal settlements/costs	—	661	—	7,170
Loss on sale of property, plant and equipment*	2,687	—	2,798	—
COVID - 19 (i)	—	679	1,270	71,059
Loss on sale of business	—	—	3,211	—
(Gain) on debt repayment/refinancing (k)	(1,332)	(273,149)	(1,106)	(273,149)
Other*	943	546	2,331	3,034
Adjusted EBITDA	$42,887	$49,151	$161,139	$18,272

* Prior period amounts have been reclassified to conform with current period presentation.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended September 30, 2021 EBITDA Adjustments
	September 30, 2021 GAAP Basis (as reported)	Inventory restructuring and early lease terminations (j)	Net gain on debt repayment (k)	Corporate development expenses (g)	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency gains	Other	September 30, 2021 Non-GAAP basis
Net sales	$510,199											$510,199
Cost of sales	326,501	(520)				(945)						325,036
Gross profit	183,698											185,163
Wholesale selling expenses	7,503											7,503
Retail operating expenses	105,206							(612)			(908)	103,686
General and administrative expenses	45,495				(1,892)	41		9			(2,639)	41,014
Art and development costs	5,440											5,440
Income from operations	20,054											27,520
Interest expense, net	23,899										(33)	23,866
Other (income) expense, net	(1,444)		1,332	(5)						(343)	559	99
(Loss) income before income taxes	(2,401)											3,555
Interest expense, net	23,899											23,899
Depreciation and amortization	15,433											15,433
EBITDA	36,931											42,887
Adjustments to EBITDA	5,956	(520)	1,332	(5)	(1,892)	(904)	—	(603)	—	(343)	(3,021)	—
Adjusted EBITDA	$42,887	$(520)	$1,332	$(5)	$(1,892)	$(904)	$—	$(603)	$—	$(343)	$(3,021)	$42,887

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended September 30, 2020 EBITDA Adjustments
	September 30, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on debt refinancing (k)	Corporate development expenses (g)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency losses	Other	September 30, 2020 Non-GAAP basis
Net sales	$533,775													$533,775
Cost of sales	355,923		(4,837)					(80)			(1,266)		(469)	349,271
Gross profit	177,852													184,504
Wholesale selling expenses	11,950													11,950
Retail operating expenses	97,100							(224)		(1,225)	(1,745)			93,906
General and administrative expenses	44,986				(370)	(661)	(1,050)	50	(2,957)	(22)	2,332			42,308
Art and development costs	4,257													4,257
Store impairment and restructuring charges	1,926		(1,926)											—
Goodwill, intangibles and long-lived assets impairment	44,732	(44,732)												—
(Loss) from operations	(27,099)													32,083
Interest expense, net	13,422													13,422
Other (income) expense, net	(2,873)				(211)							3,312	(18)	210
(Gain) on debt refinancing	(273,149)			273,149										—
Income (loss) before income taxes	235,501													18,451
Interest expense, net	13,422													13,422
Depreciation and amortization	17,278													17,278
EBITDA	266,201													49,151
Adjustments to EBITDA	(217,050)	(44,732)	(6,763)	273,149	(581)	(661)	(1,050)	(254)	(2,957)	(1,247)	(679)	3,312	(487)	—
Adjusted EBITDA	$49,151	$(44,732)	$(6,763)	$273,149	$(581)	$(661)	$(1,050)	$(254)	$(2,957)	$(1,247)	$(679)	$3,312	$(487)	$49,151

PARTY CITY HOLDCO INC
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Nine Months Ended September 30, 2021 EBITDA Adjustments
	September 30, 2021 GAAP Basis (as reported)	Inventory restructuring and early lease terminations (j)	Net gain on debt repayment (k)	Corporate development expenses (g)	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency gains	Other	September 30, 2021 Non-GAAP basis
Net sales	$1,472,752											$1,472,752
Cost of sales	919,596	(4,214)				(945)					124	914,561
Gross profit	553,156											558,191
Wholesale selling expenses	23,977											23,977
Retail operating expenses	291,281	(2,943)				(1,212)		(3,690)	(1,053)		(1,626)	280,757
General and administrative expenses	137,328				(4,854)	125	(2,082)	(49)	(217)		(3,328)	126,923
Art and development costs	15,415											15,415
Loss on disposal of assets in international operations	3,211										(3,211)	—
Income from operations	81,944											111,119
Interest expense, net	64,229										(138)	64,091
Other (income) expense, net	(2,317)		1,106	(5)						968	659	411
Income before Income Taxes	20,032											46,617
Interest expense, net	64,229											64,229
Depreciation and amortization	50,293											50,293
EBITDA	134,554											161,139
Adjustments to EBITDA	26,585	(7,157)	1,106	(5)	(4,854)	(2,032)	(2,082)	(3,739)	(1,270)	968	(7,520)	—
Adjusted EBITDA	$161,139	$(7,157)	$1,106	$(5)	$(4,854)	$(2,032)	$(2,082)	$(3,739)	$(1,270)	$968	$(7,520)	$161,139

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Nine Months Ended September 30, 2020 EBITDA Adjustments
	September 30, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on debt refinancing (k)	Corporate development expenses (g)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency loss	Other	September 30, 2020 Non-GAAP basis
Net sales	$1,202,509													$1,202,509
Cost of sales	890,587		(15,467)					(214)	(4,437)		(42,446)		(898)	827,125
Gross profit	311,922													375,384
Wholesale selling expenses	37,115				(1,840)						(623)			34,652
Retail operating expenses	250,502							2,685		(2,733)	(16,312)			234,142
General and administrative expenses	174,275				(3,502)	(7,170)	(10,596)	147	(7,264)	(149)	(11,678)			134,063
Art and development costs	13,095													13,095
Store impairment and restructuring charges	20,818		(20,818)											—
Goodwill, intangibles and long-lived assets impairment	581,380	(581,380)												—
(Loss) from operations	(765,263)													(40,568)
Interest expense, net	63,954													63,954
Other (income) expense, net	4,287				(851)		(1,033)					(955)	(2,492)	(1,044)
(Gain) on debt refinancing	(273,149)			273,149										—
(Loss) before income taxes	(560,355)													(103,478)
Interest expense, net	63,954													63,954
Depreciation and amortization	57,796													57,796
EBITDA	(438,605)													18,272
Adjustments to EBITDA	456,877	(581,380)	(36,285)	273,149	(6,193)	(7,170)	(11,629)	2,618	(11,701)	(2,882)	(71,059)	(955)	(3,390)	—
Adjusted EBITDA	$18,272	$(581,380)	$(36,285)	$273,149	$(6,193)	$(7,170)	$(11,629)	$2,618	$(11,701)	$(2,882)	$(71,059)	$(955)	$(3,390)	$18,272

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
(Dollars in thousands, except per share amounts)
(Loss) income before income taxes	$(2,401)	$235,501	$20,032	$(560,355)
Intangible asset amortization	2,177	2,899	7,008	8,444
Amortization of deferred financing costs and original issuance discounts	1,320	875	3,257	3,276
Store impairment and restructuring charges (a)	—	1,321	—	29,475
Other restructuring charges (b)	—	2,622	1,967	10,139
Goodwill, intangibles and long-lived assets impairment (c)	—	44,732	—	581,380
Non-employee equity-based compensation (f)	—	—	—	1,033
Non-recurring legal settlements/costs	—	605	—	7,026
Stock option expense – time-based	93	110	310	671
Stock option expense – performance – based	—	—	—	7,847
Loss on sale of assets	2,642	—	2,642	—
(Gain) on debt repayment/refinancing (k)	—	(273,149)	—	(273,149)
Restricted stock unit and restricted cash awards expense – performance-based	930	—	2,901	—
COVID - 19 (i)	—	733	1,270	71,113
Loss on sale of business	—	—	3,211	—
Inventory disposals	—	—	926	—
Adjusted income (loss) before income taxes	4,761	16,249	43,524	(113,100)
Adjusted income tax expense (benefit) (h)	1,902	5,234	11,966	(36,416)
Adjusted net income (loss)	$2,859	$11,015	$31,558	$(76,684)
Adjusted net income (loss) per common share – diluted	$0.02	$0.10	$0.27	$(0.78)
Weighted-average number of common shares-diluted	116,467,755	106,875,631	115,822,121	97,872,174

(a)
The Company performed a comprehensive review of its store locations aimed at improving the overall productivity of such locations (“store optimization program”). After careful consideration and evaluation of the store locations, the Company made the decision to accelerate the optimization of its store portfolio with the closure of stores, which are primarily located in close proximity to other Party City stores. For further detail, refer to Note 3 – Store Impairment and Restructuring Charges of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the September 30, 2021 Quarterly Report on Form 10-Q 2021.
(b)
Amounts expensed principally relate to severance due to organizational changes.
(c)
As a result of a sustained decline in market capitalization and reduced fair value of certain intangibles and long-lived assets, the Company recognized non-cash pre-tax goodwill and intangibles impairment charges.
(d)
The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay.
(e)
Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)
The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 17 – Kazzam, LLC of Item 1 in the September 30, 2021 Quarterly Report on Form 10-Q.

(g)
Primarily represents costs for Kazzam (See Note 17 – Kazzam, LLC of Item 1 in the September 30, 2021 Quarterly Report on Form 10-Q for further discussion).
(h)
Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.
(i)
Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(j)
Costs incurred for early lease terminations and a merchandise transformation project to transition and optimize stores to the reduced SKU assortment levels.
(k)
The Company recognized net gain on debt repayment in 2021. The Company recognized a gain on debt refinancing transactions in 2020.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended September 30,
	2021		2020
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$279,634	54.8%	$346,621	64.9%
Eliminations	(168,308)	(33.0)	(179,049)	(33.5)
Net wholesale	111,326	21.8	167,572	31.4
Retail*	398,873	78.2	366,203	68.6
Total net sales	$510,199	100.0%	$533,775	100.0%

*Retail net sales include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Nine months ended September 30,
	2021		2020
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$722,732	49.1%	$692,715	57.6%
Eliminations	(425,947)	(28.9)	(345,167)	(28.7)
Net wholesale	296,785	20.2	347,548	28.9
Retail*	1,175,967	79.8	854,961	71.1
Total net sales	$1,472,752	100.0%	$1,202,509	100.0%

*Retail net sales include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Three Months Ended September 30,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit*	$161,822	40.6%	$135,539	37.0%
Wholesale gross profit	21,876	19.7	42,313	25.3
Total gross profit	$183,698	36.0%	$177,852	33.3%

*Retail gross profit include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Nine months ended September 30,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit*	$478,565	40.7%	$257,035	30.1%
Wholesale gross profit	74,591	25.1	50,538	14.5
Total gross profit	$553,156	37.6%	$307,573	25.6%

*Retail gross profit include royalties and franchise fees. Prior year amount conformed to current year presentation.

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three months ended September 30,		LTM
	2021	2020	2021

Store Count
Corporate Stores:
Beginning of period	749	757	739
New stores opened	4	1	12
Acquired	6	2	10
Closed	(5)	(21)	(7)
End of period	754	739	754
Franchise Stores
Beginning of period	82	96	90
New stores opened	—	—	—
Sold to Party City	(6)	(1)	(10)
Closed	—	(5)	(4)
End of period	76	90	76
Grand Total	830	829	830

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Wholesale Share of Shelf (a)	80.2%	81.1%	80.9%	81.4%
Manufacturing Share of Shelf (b)	28.2%	29.6%	30.3%	30.2%

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Brand comparable sales (c)	7.5%	8.3%	43.7%	-21.8%

(a) Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.

(b) Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.

(c) Party City brand comparable sales include North American e-commerce sales.